Exhibit 23.2

To Whom It May Concern:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 for Sunshine Biopharma Inc. (the “Company”) of our report dated April 1, 2025, relating to the consolidated financial statements of the Company for the year ended December 31, 2024 which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

Very truly yours,

/s/ Bush & Associates CPA LLC

Bush & Associates CPA LLC (PCAOB 6797)
Henderson, Nevada
May 12, 2026